                                                                  EXHIBIT 27(a)

                                  CERTIFICATION

         I, Sara L. Haas, being a duly constituted Assistant Secretary of Transamerica Life Insurance Company, a corporation organized under the laws of Iowa, hereby certify that the following is a true and correct copy of a resolution adopted by the Board of Directors of said corporation by Written Consent dated June 16, 2003, and that said resolution is still in full force and effect:

         RESOLVED, that the Company, pursuant to the applicable provisions of the Iowa Insurance Code, hereby establishes a separate account designated Transamerica Corporate Separate Account Sixteen (hereinafter "the Account") for the following use and purposes, and subject to such conditions as hereafter set forth, said use, purposes and conditions to be in full compliance with the Iowa Insurance Code and all rules and regulations of the Iowa Insurance Department.

         FURTHER RESOLVED, that the Account shall be established for the purpose of providing for the issuance by the Company of such variable life policies ("Policies") as the President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to the Company which are to be applied under the terms of such Policies.

         FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Account shall, in accordance with the Policies, be credited to or charged against such Account without regard to either income, gains or losses of another separate account or of the Company.

         FURTHER RESOLVED, that the portion of the assets of the Account equal to the reserves and other policy liabilities with respect to the Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

         FURTHER RESOLVED, that the fundamental investment policy of the Account shall be to invest or reinvest the assets of the Account in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as may be specified in the respective Policies.

         FURTHER RESOLVED, that separate investment divisions be, and hereby are, established within the Account to which payments under the Policies will be allocated in accordance with instructions received from policyowners, and that the President be, and hereby is, authorized to add, combine or remove any investment division of the Account as he deems necessary or appropriate.

         FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940, as amended.

         FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each investment division of the Account shall, in accordance with the Policies, be credited to or charged against such investment division of the Account without regard to other income, gains or losses of any other investment division of the Account.

         FURTHER RESOLVED, that the President or Vice President each be, and hereby is, authorized to deposit such amount in the Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations.

         FURTHER RESOLVED, that the President or Vice President each be, and hereby is, authorized to transfer funds from time to time between the Company's general account and the Account in order to establish the Account or to support the operation of the Policies with respect to the Account as deemed necessary or appropriate and consistent with the terms of the Policies.

         FURTHER RESOLVED, that the President of the Company be, and hereby is authorized to change the designation of the Account to such other designation as he may deem necessary and appropriate.

         FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultant or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to:
         (a) register the Account as a unit investment trust under the Investment Company Act of 1940, as amended, and to change the classification under which the Account is registered or to de-register the Account as they deem necessary or appropriate; (b) register the Policies in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of the Account in order to comply with the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable Federal laws, including the filing of any registration statements, any amendments to registration statements, any undertakings, and any applications, and any amendments to such applications, for exemptions from the Investment Company Act of 1940, as amended, or other applicable Federal laws as the officers of the Company shall deem necessary or appropriate.

         FURTHER RESOLVED, that the President, the Vice President and Secretary, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Account, and by the Company as sponsor and depositor, a Form of Notification of Registration on Form N-8A, a Registration Statement registering the Account as an investment company under the Investment Company Act of 1940, as amended, a Registration Statement under the Securities Act of 1933 registering the Policies, any applications for exemptions from the Investment Company Act of 1940, as amended, or other applicable Federal laws, and any and all amendments to the foregoing on behalf of the Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company.

         FURTHER RESOLVED, that Frank A. Camp, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499, is hereby appointed as agent for service under such registration statements and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto.

         FURTHER RESOLVED, that the Company be authorized and directed to obtain any required approvals with respect to the establishment of the Account and marketing of the Policies, from the Commissioner of Insurance of Iowa, and any other statutory or regulatory approvals required by the Company as an Iowa corporation.

         FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Account and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Policies, including any registrations, filings, and qualifications of the Company, its officers, agents and employees, and the Policies under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further actions which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or counsel deem it to be in the best interests of the Account and the Company.

         FURTHER RESOLVED, that the President, the Vice Presidents and the Secretary of the Company be, and they hereby are each authorized in the name and on behalf of the Account and the Company to execute and file irrevocable written consent on the part of the Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with said registration or qualification of Policies and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Account and of the Company for the purpose or receiving and accepting process.

         FURTHER RESOLVED, that the President of the Company be, and hereby is, authorized to cause the Company to institute procedures for providing voting rights for owners of such Policies with respect to securities owned by the Account.

         FURTHER RESOLVED, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Policies to provide distribution services, with one or more registered investment advisers to provide investment advisory services, and with one or more qualified banks or other qualified entities to provide administrative and/or custodial services, all in connection with the establishment, operation and maintenance of the Account and the design, issuance, and administration of the Policies.

         FURTHER RESOLVED, that the Company be authorized as deemed necessary and appropriate either to enter into an agreement with a qualified custodial bank for the purpose of the safekeeping of the assets of the Account, or to undertake this safekeeping and custody of assets after seeking and obtaining the required exemptive relief from the Securities and Exchange Commission.

         FURTHER RESOLVED, that appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Account to invest in securities issued by one or more investment companies registered under the Investment Company Act of 1940, as amended, as may be specified in the respective Policies.

         FURTHER RESOLVED, that the appropriate officers of the Company, and each of them are, hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

         FURTHER RESOLVED, that the term "appropriate officers", as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.

         Dated this 1st day of July, 2003.

                                                  /s/ Sara L. Haas
                                                  ----------------
                                                  Sara L. Haas